Exhibit 10-b
------------

                               SECOND AMENDMENT
                                      OF
                         ADC TELECOMMUNICATIONS, INC.
                          DEFERRED COMPENSATION PLAN
                              (1989 Restatement)


     The "ADC TELECOMMUNICATIONS, INC. DEFERRED COMPENSATION PLAN (1989 Restatement)" adopted by the Board of Directors of ADC TELECOMMUNICATIONS, INC., a Minnesota corporation, on September 24, 1989, but effective November 1, 1989, as amended by a First Amendment on March 12, 1996 (hereinafter referred to as the "Plan Statement"), is hereby amended in the following respects:

1. BOARD OF DIRECTORS. Effective March 12, 1996, Section 11.1.3 of the Plan Statement is amended to read in full as follows:

     11.1.3 Board of Directors. Notwithstanding the foregoing, the Board of Directors of the Employer shall have the exclusive authority, which may not be delegated, to act for the Employer to terminate this Plan.

2. AMENDMENT. Effective March 12, 1996, a new Section 11.1.4 shall be added to Section 11 of the Plan Statement to read in full as follows:

     11.1.4 Amendment. The Employer reserves the power to amend this Plan Statement in any respect and either prospectively or retroactively or both:

     (a)  in any respect by resolution of its Board of Directors; and

     (b) in any respect that does not materially increase the cost of the Plan by action of the Committee.

3. SAVINGS CLAUSE. Save and except as herein expressly amended, the Plan Statement shall continue in full force and effect.


     IN WITNESS WHEREOF, ADC TELECOMMUNICATIONS, INC. has caused this Second Amendment to be executed by a duly authorized officer.



May 29, 1997                       ADC TELECOMMUNICATIONS, INC.


                                   By   /s/   David F. Fisher
                                   Its  Vice President, General Counsel
                                        and Corporate Secretary